UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2011 (June 22, 2011)

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition of Assets.

On July 29, 2011 pursuant to two Purchase and Sale Agreements dated June 22, 2011,(the “Purchase Agreements”), Vanguard Natural Resources, LLC (the “Company”), and its wholly-owned subsidiary Vanguard Permian, LLC (“Vanguard Permian”), consummated the acquisition of producing oil and natural gas assets in the Permian Basin of West Texas (the “Purchased Assets”) from  an undisclosed seller (“Seller”) for an adjusted purchase price of $40.7 million (the “Acquisition”). The purchase price is subject to final purchase price adjustments to be determined based on an effective date of May 1, 2011.

The Purchased Assets have total estimated proved reserves of 2.74 million barrels of oil equivalent, of which approximately 70% are oil and natural gas liquids reserves and 100% is proved developed. At closing of the Acquisition, net production attributable to the Purchased Assets was approximately 500 barrels of oil equivalent per day.

In conjunction with the Acquisition, the Company entered into new oil and natural gas hedges covering a substantial portion of the estimated production through 2014.

The $40.7 million purchase price was funded with borrowings under the Company’s existing reserve-based credit facility.

Item 7.01 Regulation FD Disclosure

On August 1, 2011, the Company issued a press release announcing the consummation of the Acquisition, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 99.1	Press Release dated August 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	President and Chief Executive Officer
August 3, 2011

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 99.1	Press Release dated August 1, 2011